    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1995


                                                       REGISTRATION NO. 33-62589
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                AMENDMENT NO. 2


                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                       CONTINENTAL WASTE INDUSTRIES, INC.
                 (Name of Small Business Issuer in Its Charter)

         DELAWARE                     4953-03                 11-2909512
      (State or other            (Primary Standard          (I.R.S Employer
      jurisdiction of                Industrial             Identification
     incorporation or           Classification Code             Number)
       organization)                  Number)

         67 WALNUT AVENUE, SUITE 103, CLARK, NJ, 07066, (908) 396-0018
(Address and telephone number of principal executive offices and principal place of business)

CARLOS E. AGUERO, 67 WALNUT AVENUE, SUITE 103, CLARK, NJ, 07066, (908) 396-0018
           (Name, address and telephone number of agent for service)
                              -------------------

                                   COPIES TO:

          MICHAEL J. CHOATE                      THOMAS J. MURPHY
          DENNIS B. O'BOYLE                   McDermott, Will & Emery
   Shefsky Froelich & Devine Ltd.       227 West Monroe Street, Suite 3100
444 North Michigan Avenue, Suite 2500      Chicago, Illinois 60606-5096
       Chicago, Illinois 60611                    (312) 372-2000
           (312) 527-4000                   (312) 984-3669 (Facsimile)
     (312) 527-5921 (Facsimile)

                              -------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER EFFECTIVENESS OF THIS REGISTRATION STATEMENT

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.             / / ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                              / / ________

    If delivery of the prospectus is expected  to be made pursuant to Rule  434,
please check the following box.                                      /X/
                              -------------------

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 2 of Article Eighth of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides for indemnification of the Company's directors and officers from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the Company but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the Company if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the Company, the director or officer is adjudged liable for negligence or misconduct in the performance of his duty, he will only be entitled to this indemnity as the court finds proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors of the Company, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote, determines that the applicable standard of conduct has been met. Section 145 also provides this indemnity for directors and officers of the Company who, at the request of the Company, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

    Section 1 of Article Eighth of the Company's Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that personal monetary liabilities of a director for breaches of his fiduciary duties as a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. Such a provision has no affect on the availability of equitable remedies, such as an injunction or recision, for breach of fiduciary duty.

    The employment agreements of certain directors and officers contain a provision similar to the provisions of the Certificate of Incorporation.

    The Company maintains directors and officers liability insurance that will insure against liabilities that directors and officers of the Company may incur in such capacities.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a schedule of the estimated expenses to be incurred by the Company in connection with the issuance and sale of the securities being registered hereby.


Registration Fee......................................................  $  10,586
NASD Filing Fee.......................................................      3,570
Blue Sky Fees and Expenses............................................     10,000*
Accounting Fees and Expenses..........................................     75,000*
Legal Fees and Expenses...............................................    180,344*
Printing Expenses.....................................................    100,000*
Transfer Agent and Registrar Fees.....................................        500*
Nasdaq Listing Fees...................................................     17,500
Miscellaneous.........................................................      2,500*
                                                                        ---------
  Total...............................................................  $ 400,000
                                                                        ---------
                                                                        ---------

------------------------
* Estimated


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    During  the last  three years the  Company and its  predecessor, Finet, Inc.
("Finet"),  a  New  York  corporation,   issued  the  following  securities   in
transactions exempt from registration under the Securities Act:

    1. On September 9, 1993, Finet issued 2,357,319 shares of common stock, 425,200 Series A preferred shares and 118,950 Series B preferred shares in exchange for all of the outstanding capital stock (and certain related accrued dividends) of a predecessor to the Company ("Former Continental"). These shares of common stock were issued to 31 persons, five of whom were accredited investors. All shareholders of Former Continental that were not accredited investors represented that they were acquiring the shares of common stock for investment and not with a view to distribution and that either alone or with their purchaser representatives they had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment (the "Investor Representations"). Finet filed reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 and the shareholders of Former Continental were provided the information specified in subparagraphs (ii) through (vii) of paragraph (b)(2) of Rule 502 of Regulation D (the "Regulation D Information") a reasonable time prior to the transaction. In connection with this transaction, the Company also issued 15,000 shares of common stock to two accredited investors on September 9, 1993 for an aggregate of $15.00. A Form D was filed with the Commission in connection with these transactions and exemption was claimed under Rule 506 of Regulation D.

    2. Since November 23, 1993 the Company has issued 25,387 shares of Common Stock to eight persons as payment for professional services and other compensation. Each of the persons who acquired these shares of Common Stock represented that they were accredited investors. A Form D was filed with respect to each of these transactions and exemption from registration for each of these transactions was claimed under one or more of Rules 505 and 506 of Regulation D and Section 4(6) of the Securities Act.

    3. Since December 30, 1993, the Company has issued a total of 878,213 shares of Common Stock in connection with acquisitions to a total of 43 persons, 42 of whom represented to the Company that they were accredited investors. The person who acquired these shares of Common Stock that was not an accredited investor made the Investor Representations and was provided with the Regulation D Information. A Form D was filed with the Commission in connection with each of these transactions and exemption from registration for each of these transactions was claimed under one or more of Rules 505 and 506 of Regulation D or Section 4(2) of the Securities Act.

    4. Since January 25, 1994, the Company has issued a total of 771,459 shares of Common Stock for cash at prices ranging from $5.00 to $8.00 per Share, with a total purchase price aggregating $4,784,748. These shares of Common Stock were purchased by a total of 50 persons, 46 of whom represented to the

Company that they were accredited investors. Each of the persons who acquired these shares of Common Stock who was not an accredited investor made the Investor Representations and was provided with the Regulation D Information. A Form D was filed with the Commission in connection with each of these transactions and exemption from registration for each of these transactions was claimed under one or more of Rules 505 and 506 of Regulation D.

     5. On February 17, 1994, Finet was merged with and into the Company for the purpose of changing domicile. In the merger each share of capital stock of the predecessor was converted into a like share of capital stock of the Company. Exemption for this transaction is claimed on the grounds that the issuance of the shares did not involve an "offer to sell," "offer for sale" or sale within the meaning of Section 2(3) of the Securities Act because the sole purpose of the merger was to change domicile as contemplated by paragraph (a)(2) of Rule 145 promulgated under the Securities Act.

     6. On November 4, 1994, the Company exchanged 425,200 shares of Common Stock plus warrants to purchase 42,656 shares of Common Stock at an exercise price of $9.50 per share (the "Venture Warrants") for 425,200 Series A preferred shares held by the Venture Investors. An exemption for the Common Stock and warrants issued by the Company in this transaction was claimed under Section 3(a)(9) of the Securities Act as an exchange by the Company exclusively with its existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. All of the Venture Warrants, which expire November 4, 1999, remain outstanding as of the date of this Prospectus.

     7. On July 13, 1995, the Company issued 14,043 shares of Common Stock to Mr. Edward Albert, who represented to the Company that he was an accredited investor, in exchange for 110,000 shares of common stock of Eastern Environmental Services, Inc. A Form D was filed with respect to this transaction and exemption from registration for this transaction was claimed under one or more of Rules 505 and 506 of Regulation D and Section 4(6) of the Securities Act.

    Additional detail with respect to the aforementioned issuances is set forth in the table below:

                                         NUMBER OF     NUMBER OF      NUMBER OF
                                         SHARES OF     SHARES OF      SHARES OF
                                          COMMON       SERIES A       SERIES B                               CONSIDERATION
                                           STOCK       PREFERRED      PREFERRED    AMOUNT PER      CASH       OTHER THAN
DATE                                     ISSUED #    STOCK ISSUED   STOCK ISSUED     SHARE $     AMOUNT $        CASH
--------------------------------------  -----------  -------------  -------------  -----------  -----------  -------------
August 15, 1995(l)(q).................      25,000
July 18, 1995(l)(r)...................      33,520                                      11.93      400,000
July 17, 1995(l)......................         433                                      12.75        5,521            (s)
July 13, 1995(w)......................      14,043                                      11.75      165,005            (y)
July 1, 1995(l).......................         862                                      11.50        9,913            (s)
June 2, 1995(l).......................      14,134                                      10.25      144,874            (s)
May 16, 1995(l).......................       8,500                                      11.38       96,688            (t)
May 8, 1995(l)........................      14,545                                      11.00      159,995            (s)
May 8, 1995(l)........................       8,149                                      11.75       95,751            (s)
May 8, 1995(l)........................       2,638                                      11.13       29,348            (s)
May 8, 1995(l)........................         909                                      11.88       10,794            (s)
May 8, 1995(l)........................         155                                      11.00        1,705            (s)
April 14, 1995(l).....................         383                                      10.63        4,069            (s)
April 14, 1995(l).....................         294                                      10.00        2,940            (s)
March 17, 1995(l).....................      36,555                                      10.00      365,550            (s)
November 17, 1994(l)(u)...............      61,416                                       9.00      552,735
November 4, 1994(x)...................     425,200                                                                    (z)
October 25, 1994(l)(v)................      16,875                                       8.00      135,000
October 3, 1994(l)(u).................       9,900                                       9.00       89,100
September 30, 1994(l).................      26,600                                       9.00      239,400
September 30, 1994(l).................      91,141                                       9.00      820,269
September 30, 1994(l).................      12,000                                       9.00      108,000
September 9, 1994(k)..................       6,203                                       6.75                $  41,870(b)
September 1, 1994(k)..................       5,148                                       6.75       34,749
July 25, 1994(m)......................      50,000                                       6.75      337,500
July 21, 1994(l)......................     498,855                                                     N/A         N/A(c)
July 20, 1994(m)......................     222,222                                       6.75    1,499,999


                                          NUMBER OF
DATE                                       PERSONS
--------------------------------------  --------------
August 15, 1995(l)(q).................           1
July 18, 1995(l)(r)...................           5
July 17, 1995(l)......................           1
July 13, 1995(w)......................           1
July 1, 1995(l).......................           1
June 2, 1995(l).......................           1
May 16, 1995(l).......................           1
May 8, 1995(l)........................           1
May 8, 1995(l)........................           1
May 8, 1995(l)........................           1
May 8, 1995(l)........................           1
May 8, 1995(l)........................           1
April 14, 1995(l).....................           1
April 14, 1995(l).....................           1
March 17, 1995(l).....................           1
November 17, 1994(l)(u)...............           5
November 4, 1994(x)...................           3
October 25, 1994(l)(v)................           3
October 3, 1994(l)(u).................           6
September 30, 1994(l).................           2
September 30, 1994(l).................           3
September 30, 1994(l).................           1
September 9, 1994(k)..................           3
September 1, 1994(k)..................           3
July 25, 1994(m)......................           1
July 21, 1994(l)......................           4
July 20, 1994(m)......................           2

                                         NUMBER OF     NUMBER OF      NUMBER OF
                                         SHARES OF     SHARES OF      SHARES OF
                                          COMMON       SERIES A       SERIES B                               CONSIDERATION
                                           STOCK       PREFERRED      PREFERRED    AMOUNT PER      CASH       OTHER THAN
DATE                                     ISSUED #    STOCK ISSUED   STOCK ISSUED     SHARE $     AMOUNT $        CASH
--------------------------------------  -----------  -------------  -------------  -----------  -----------  -------------
July 18, 1994(m)......................      64,000                                       6.25      400,000
July 18, 1994(m)......................      10,000                                       7.00       70,000
July 18, 1994(m)......................      25,000                                       7.00      175,000
July 18, 1994(m)......................       1,000                                       6.75        6,750
March 31, 1994(m).....................      12,500                                       8.00      100,000
March 31, 1994(m).....................      15,000                                       7.00      105,000
March 31, 1994(m).....................      10,000                                       6.75       67,500
March 31, 1994(m).....................     106,000                                       6.50      689,000
March 31, 1994(m).....................       5,000                                       6.75       33,750
March 31, 1994(m).....................      55,000                                       6.75      371,250
March 31, 1994(m).....................       1,667                                       6.00       10,000
March 31, 1994(m).....................       3,000                                       6.00       18,000
March 25, 1994(k).....................       3,455                                       6.50                   22,453(a)
January 28, 1994(m)...................     150,000                                       5.00      750,000
January 26, 1994(m)...................      30,000                                       5.00      150,000
January 20, 1994(m)...................      11,070                                       6.40                   70,844(d)
December 30, 1993(l)..................      15,385                                       6.50                  100,000(e)
November 23, 1993(k)..................      10,545                                       7.00                   73,810(a)
September 9, 1993(aa).................   2,196,030                                                     N/A         N/A(f)
September 9, 1993(aa).................      43,264                                                     N/A         N/A(g)
September 9, 1993(aa).................     118,025                                       6.35                  750,000(h)
September 9, 1993(aa).................      15,000                                      0.001           15
September 9, 1993(aa).................                   425,200                         5.64          N/A         N/A(i)
September 9, 1993(aa).................                                  118,950                        N/A         N/A(j)


                                          NUMBER OF
DATE                                       PERSONS
--------------------------------------  --------------
July 18, 1994(m)......................           1
July 18, 1994(m)......................           1(o)
July 18, 1994(m)......................           1(o)
July 18, 1994(m)......................           1
March 31, 1994(m).....................           1
March 31, 1994(m).....................           4
March 31, 1994(m).....................           2
March 31, 1994(m).....................           2
March 31, 1994(m).....................           1
March 31, 1994(m).....................           3
March 31, 1994(m).....................           1
March 31, 1994(m).....................           1
March 25, 1994(k).....................           1
January 28, 1994(m)...................          26
January 26, 1994(m)...................           1
January 20, 1994(m)...................           2
December 30, 1993(l)..................           1
November 23, 1993(k)..................           1
September 9, 1993(aa).................          28
September 9, 1993(aa).................           3(p)
September 9, 1993(aa).................           3(p)
September 9, 1993(aa).................           2
September 9, 1993(aa).................           3(p)
September 9, 1993(aa).................           3(p)

------------------------------

(a)  Shares were issued as payment for certain professional fees.
(b)  Shares were issued as payment for certain compensation.
(c) Shares were issued in exchange for 73% of the common stock of Victory Waste Incorporated.
(d)  Shares were issued as payment for certain accrued interest.
(e) Shares were issued as payment for certain liabilities in the purchase of a landfill.
(f) Shares were issued in exchange for all of the issued and outstanding common stock of Former Continental.
(g) Shares were issued in exchange for certain Former Continental Series A Preferred shares.
(h) Shares were issued as payment for accrued dividends and indebtedness to certain stockholders.
(i) Shares were issued in exchange for certain issued and outstanding Former Continental Series A Preferred Shares.
(j) Shares were issued in exchange for all the issued and outstanding Former Continental Series B Preferred Shares.
(k)  See paragraph No. 2, above.
(l)  See paragraph No. 3, above.
(m)  See paragraph No. 4, above.
(n)  See paragraph No. 6, above.
(o)  Denotes the same investor.
(p)  Includes the three Venture Investors.
(q) Shares were issued in connection with the acquisition of 72% of the outstanding common stock of Procesa Continental S.A. de C.V.
(r) Shares were issued in connection with the acquisition of Gilliam Sanitation, Inc. and Gilliam Transfer, Inc.
(s) Shares were issued in connection with the acquisition of the outstanding common stock of Victory Waste Incorporated and G.E.M. Environmental Management Inc.
(t) Shares were issued to Mr. Anthony Smith in connection with the merger of ASCO Sanitation, Inc. with and into ASCO Acquisition, Inc., a wholly-owned subsidiary of the Company.
(u) Shares issued upon the exercise of warrants issued in connection with the outstanding common stock of Victory Waste Incorporated.
(v) Shares issued in connection with the acquisition of assets from Messrs. Larry and C.S. Henderson and the Randolph County Landfill & Salvage Co.

(w) Shares issued to Mr. Edward Albert in connection with the acquisition of 110,000 shares of outstanding common stock of Eastern Environmental
     Services, Inc.
(x) Shares issued in connection with the conversion of the 425,200 Series A preferred shares into shares of Common Stock.
(y)  See paragraph No. 7, above.
(z)  See paragraph No. 6, above.
(aa) See paragraph No. 1, above.


    On January 20, 1994, the Company issued warrants to two persons to purchase 20,000 shares of Common Stock at an exercise price of $9.00 per share in connection with the acquisition of FLL, Inc. (the "Landfill Warrants"). All of the Landfill Warrants, which expire on January 20, 1997, remain outstanding as of the date of this Prospectus. An exemption for the Landfill Warrants issued in this transaction was claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

    On August 1, 1994, the Company issued warrants to purchase 43,860 shares of Common Stock at an exercise price of $3.93 per share in connection with the retirement of certain debt owned to Mr. Aguero (the "Aguero Warrants"). All of the Aguero Warrants, which expire on August 1, 1999, remain outstanding as of the date of this Prospectus. An exemption for the Aguero Warrants issued in this transaction was claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

    On August 1, 1994, the Company issued warrants to purchase 11,696 shares of Common Stock to Mr. Volini in connection with the acquisition of certain equipment from Mr. Volini (the "Volini Warrants"). All of the Volini Warrants, which expire on August 1, 1999, remain outstanding as of the date of this Prospectus. An exemption for the Volini Warrants issued in this transaction was claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

    On November 4, 1994, the Company issued warrants to purchase 50,000 shares of Common Stock at an exercise price of $13.30 per share, for nominal consideration, to the underwriters of the Company's public offering in November, 1994 (the "Underwriter Warrants"). All of the Underwriter Warrants, which expire on November 4, 1999, remain outstanding as of the date of this Prospectus. An exemption for the Underwriter Warrants issued in this transaction is claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering.

    The Company did not use any placement agents or underwriters in connection with the sale of any of these securities.

ITEM 27.  EXHIBITS

    See the Exhibit Index attached hereto.

ITEM 28.  UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, a small business issuer, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The Company will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clark, State of New Jersey, on October 2, 1995.


                                          CONTINENTAL WASTE INDUSTRIES, INC.

                                          (Registrant)

                                          By:        /s/ THOMAS A. VOLINI

                                             -----------------------------------
                                                      Thomas A. Volini,
                                                  CHAIRMAN OF THE BOARD AND
                                                   CHIEF OPERATING OFFICER

    In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.


                      NAME                                       POSITION                           DATE
------------------------------------------------  ---------------------------------------  ----------------------

                  /s/ THOMAS A. VOLINI            Chairman of the Board and Chief
     --------------------------------------        Operating Officer (principal executive     October 2, 1995
                Thomas A. Volini                   officer)

                 /s/ CARLOS E. AGUERO*
     --------------------------------------       President, Chief Executive Officer and      October 2, 1995
                Carlos E. Aguero                   Director (principal executive officer)

                 /s/ MICHAEL J. DRURY*
     --------------------------------------       Senior Vice President and Chief             October 2, 1995
                Michael J. Drury                   Financial Officer

                  /s/ BRET R. MAXWELL*
     --------------------------------------       Director                                    October 2, 1995
                Bret R. Maxwell

                 /s/ DONALD H. HAIDER*
     --------------------------------------       Director                                    October 2, 1995
                Donald H. Haider

                /s/ RICHARD J. CARLSON*
     --------------------------------------       Director                                    October 2, 1995
               Richard J. Carlson


*By:        /s/ THOMAS A. VOLINI

    ----------------------------------
            Thomas A. Volini,
    ATTORNEY-IN-FACT FOR THE FOREGOING

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                  SEQUENTIAL
 NUMBER                                       DOCUMENT DESCRIPTION                                        PAGE NUMBER
---------  ------------------------------------------------------------------------------------------  -----------------
     1     Form of Underwriting Agreement.
     3.1   Certificate of Incorporation of Continental Waste Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB of Continental Waste
           Industries, Inc. filed on March 31, 1994, Commission File No. 0-22602).
     3.2   By-Laws of Continental Waste Industries, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB of Continental Waste Industries, Inc. filed on March 31,
           1994, Commission File No. 0-22602).
     3.3   Amendment to Certificate of Incorporation of Continental Waste Industries, Inc., dated
           November 1, 1994 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2 of Continental Waste Industries, Inc. filed on November 4, 1994, Commission
           File No. 33-84130).
     4.1   Warrant of First Analysis Corporation (incorporated by reference to Exhibit 4.4 to the
           Registration Statement on Form SB-2 of Continental Waste Industries, Inc. filed on
           November 4, 1994, Commission File No. 33-84130).
     4.2   Warrant of Raymond James & Associates, Inc. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form SB-2 of Continental Waste Industries, Inc. filed on
           November 4, 1994, Commission File No. 33-84130).
     5     Form of Opinion of Shefsky Froelich & Devine Ltd. regarding legality.
     9     Shareholders' Agreement among Carlos E. Aguero, Thomas A. Volini, Apex Investment Fund
           Limited Partnership, Environment Venture Fund Limited Partnership, The Productivity Fund
           Limited Partnership, Continental Waste Industries, Inc. and Bret R. Maxwell (incorporated by reference to Exhibit 9 to the Registration Statement on Form SB-2 of Continental Waste
           Industries, Inc. filed on November 4, 1994, Commission File No. 33-84130).
    10.1   Employment Agreement between Continental Waste Industries, Inc. and Thomas Volini.**
    10.2   Employment Agreement between Continental Waste Industries, Inc. and Carlos Aguero.**
    10.3   Employment Agreement between Continental Waste Industries, Inc. and Michael Drury.**
    10.4   Employment Agreement between Continental Waste Industries, Inc. and Timothy J. Salopek.**
    10.5   Employment Agreement between Continental Waste Industries, Inc. and G. Michael Shannon
           (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form SB-2 of
           Continental Waste Industries, Inc. filed on November 4, 1994, Commission File No.
           33-84130).
    10.6   Employment Agreement between Continental Waste Industries, Inc. and Dallas C. Schnitzius
           (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form SB-2 of
           Continental Waste Industries, Inc. filed on November 4, 1994, Commission File No.
           33-84130).
    10.7   Employment Agreement between Continental Waste Industries, Inc. and Allen R. Brodbeck.+

 EXHIBIT                                                                                                  SEQUENTIAL
 NUMBER                                       DOCUMENT DESCRIPTION                                        PAGE NUMBER
---------  ------------------------------------------------------------------------------------------  -----------------
    10.8   Credit Agreement by and among LaSalle National Bank as agent, the Lenders Signatory or
           Parties Thereto and Continental Waste Industries, Inc. and its Subsidiaries.**
    10.9   First Amendment to Credit Agreement by and among LaSalle National Bank as agent, the
           Lenders Signatory or Parties Thereto, and Continental Waste Industries, Inc. and its
           Subsidiaries.**
    10.10  Stock Purchase Agreement Among Continental Waste Industries, Inc., Camelford Holdings,
           Ltd. and Salcott Holdings, Ltd. (incorporated by reference to Exhibit 2 to the Current
           Report on Form 8-K of Continental Waste Industries, Inc. filed on July 15, 1994,
           Commission File No. 0-22602).
    10.11  Agreement for Exchange of Stock Among Continental Waste Industries, Inc., Dallas C.
           Schnitzius and G. Michael Shannon (incorporated by reference to Exhibit 2 to the Current
           Report on Form 8-K of Continental Waste Industries, Inc. filed on July 15, 1994,
           Commission File No. 0-22602).
    10.12  Purchase Agreement between Continental Waste Industries, Inc. and Timothy J. Salopek and
           Catherine Salopek for the purchase of WPP Services, Inc. (incorporated by reference to
           Exhbit 10.9 to the Registration Statement on Form SB-2 of Continental Waste Industries,
           Inc. filed on November 4, 1994, Commission File No. 33-84130).
    16     Letter re: change in certifying accountants (incorporated by reference to Exhibit 16 to the Current Report on Form 8-K of Finet, Inc. filed on September 23, 1993, Commission File
           No. 0-22602).
    21     Subsidiaries of Continental Waste Industries, Inc.**
    23.1   Consent of Arthur Andersen LLP.**
    23.2   Consent of KPMG Peat Marwick LLP.**
    23.3   Consent of Darrell T. Schvaneveldt.**
    23.4   Consent of Shefsky Froelich & Devine Ltd. (see Exhibit 5).

------------------------
 *   To be filed by amendment.
**   Previously filed.
+    Omitted.